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                                                                    EXHIBIT 11.1

                       HORIZON/CMS HEALTHCARE CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                   (IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
                                  (UNAUDITED)

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                                                                     FOR THE THREE MONTHS ENDED  FOR THE NINE MONTHS ENDED
                                                                     --------------------------  --------------------------
                                                                     FEBRUARY 29,  FEBRUARY 28,  FEBRUARY 29,  FEBRUARY 28,
                                                                         1996          1995          1996          1995
                                                                     ------------  ------------  ------------  ------------
Common and Common Equivalents:
  Earnings before extraordinary item...............................   $   15,845    $   10,228    $    6,463    $   23,641
  Extraordinary item, net of tax...................................       --             2,497       (22,075)        2,497
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss)..............................................       15,845        12,725       (15,612)       26,138
  Additional goodwill amortization from contingent shares issuable
   pursuant to acquisition agreements..............................       --            --            --               (44)
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss) used for computation of per share earnings...   $   15,845    $   12,725    $  (15,612)   $   26,094
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
Applicable common shares:
  Weighted average outstanding shares during the period............       51,733        49,768        51,227        46,076
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options and warrants
   using the treasury stock method)................................          950           822           798           913
                                                                     ------------  ------------  ------------  ------------
  Total............................................................       52,683        50,590        52,025        46,989
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
Earnings (loss) per share:
  Earnings before extraordinary item...............................   $     0.30    $     0.20    $     0.12    $     0.51
  Extraordinary item, net of tax...................................       --              0.05         (0.42)         0.05
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss)..............................................   $     0.30    $     0.25    $    (0.30)   $     0.56
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
Assuming Full Dilution:
  Earnings before extraordinary item...............................   $   15,845    $   10,228    $    6,463    $   23,641
  Extraordinary item, net of tax...................................       --             2,497       (22,075)        2,497
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss)..............................................       15,845        12,725       (15,612)       26,138
  Additional goodwill amortization from contingent shares issuable
   pursuant to acquisition agreements..............................       --            --            --               (44)
  Interest on convertible debentures, net of income taxes..........           22            20            83            89
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss) used for computation of per share earnings...   $   15,867    $   12,745    $  (15,529)   $   26,183
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
Applicable common shares:
  Weighted average outstanding shares during the period............       51,733        49,768        51,227        46,076
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options and warrants
   using the treasury stock method and convertible debentures).....        1,079         1,136           958         1,191
                                                                     ------------  ------------  ------------  ------------
  Total............................................................       52,812        50,904        52,185        47,267
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
Earnings (loss) per share:
  Earnings before extraordinary item...............................   $     0.30    $     0.20    $     0.12    $     0.50
  Extraordinary item, net of tax...................................       --              0.05         (0.42)         0.05
                                                                     ------------  ------------  ------------  ------------
  Net earnings (loss)..............................................   $     0.30    $     0.25    $    (0.30)   $     0.55
                                                                     ------------  ------------  ------------  ------------
                                                                     ------------  ------------  ------------  ------------
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